Exhibit 99.1

SuRo Capital Corp. Reports Fourth Quarter and Fiscal Year 2022 Financial Results

Net Asset Value of $7.39 Per Share as of December 31, 2022

NEW YORK, NY, March 15, 2023 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the fourth quarter and fiscal year ended December 31, 2022. Net assets totaled approximately $210.0 million, or $7.39 per share, at December 31, 2022 as compared to $7.83 per share at September 30, 2022 and $11.72 per share at December 31, 2021.

“Over the weekend, the second and third largest bank failures in U.S. history occurred. The residual impact of these events is still rippling through the broader markets. Our team was quick to assess and, where possible, mitigate exposure to affected banks and to support our portfolio companies, as needed. SuRo Capital’s direct exposure to affected banks was limited to a less than $2,000 business checking account at Silicon Valley Bank. SuRo Capital’s cash is held at our custodian, US Bank, and in short-term US treasuries," said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital.

Mr. Klein continued, “In addition to the recent bank closures, last year’s historic volatility in equity markets has continued into 2023. With $125.0 million of investable capital, we remain poised to continue investing in both primary and secondary opportunities for later-stage, high-growth companies at what we believe will be compelling valuations. While there is still a divergence between pricing in the private and public markets, we believe valuations will continue to converge, creating advantageous conditions for us to deploy capital. During the fourth quarter of 2022, we completed a $10.0 million primary investment in Locus Robotics Corp., a leader in autonomous mobile robots (AMR) for fulfillment and distribution warehouses."

“As previously discussed, SuRo Capital remains committed to shareholder value-enhancing initiatives. Given the current discount our stock is trading at compared to net asset value per share, we believe near-term utilization of our active Share Repurchase Program is an efficient and accretive deployment of capital.” Mr. Klein concluded.

Investment Portfolio as of December 31, 2022

At December 31, 2022, SuRo Capital held positions in 39 portfolio companies – 33 privately held and 6 publicly held, some of which may be subject to certain lock-up provisions – with an aggregate fair value of approximately $157.2 million, excluding short-term US treasuries. The Company’s top five portfolio company investments accounted for approximately 59% of the total portfolio at fair value as of December 31, 2022.

Top Five Investments as of December 31, 2022

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
Learneo, Inc. (f/k/a Course Hero, Inc.)	$15.0	$50.5	32.2%
Blink Health, Inc.	15.0	10.9	7.0
Orchard Technologies, Inc.	10.5	10.5	6.7
Locus Robotics Corp.	10.0	10.0	6.4
Architect Capital PayJoy SPV, LLC	10.0	10.0	6.4
Total (may not sum due to rounding)	$60.5	$92.0	58.5%

Fourth Quarter 2022 Investment Portfolio Activity

During the three months ended December 31, 2022, SuRo Capital funded the following new and follow-on investments (excluding short-term US treasuries):

Portfolio Company	Investment	Transaction Date	Amount
Locus Robotics Corp.	Series F Preferred	11/30/2022	$10.0 million
YouBet Technologies Inc. (d/b/a FanPower)(1)	Series Seed-2 Preferred	11/17/2022	$250,000

(1)	Represents a follow-on investment made through SuRo Capital Sports, LLC.

During the three months ended December 31, 2022, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds		Realized Gain/(Loss)
Kahoot! ASA(2)	10/19/2022	61,367	$2.12		$0.1 million		$(0.2 million)
NewLake Capital Partners, Inc(3)	Various	2,375	$17.86	$	<0.1 million	$	<(0.1 million)
Rent the Runway, Inc.(4)	Various	150,000	$2.96		$0.4 million		$(1.8 million)
Residential Homes For Rent, LLC (d/b/a Second Avenue)(5)	Various	N/A	N/A		$0.3 million		$-
Rover Group, Inc.(6)	Various	106,854	$3.93		$0.4 million		$0.1 million

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.

(2)	As of December 31, 2022, SuRo Capital held 38,305 remaining Kahoot! ASA public common shares.
(3)	As of December 31, 2022, SuRo Capital held 229,758 remaining NewLake Capital Partners, Inc. public common shares.
(4)	As of December 31, 2022, SuRo Capital held 79,191 remaining Rent the Runway, Inc. public common shares.
(5)	During the three months ended December 31, 2022, approximately $0.3 million was received from Residential Homes For Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, approximately $0.3 million repaid a portion of the outstanding principal and the remaining was attributed to interest.
(6)	As of October 11, 2022, SuRo Capital had sold its remaining Rover Group, Inc. public common shares.

Subsequent to year-end, through March 15, 2023, SuRo Capital made the following follow-on investments:

Portfolio Company	Investment	Transaction Date	Amount
Orchard Technologies, Inc.	Series 1 Senior Preferred	1/13/2023	$2.0 million

Subsequent to year-end through March 15, 2023, SuRo Capital exited or received proceeds from the following investments (excluding short-term US treasuries):

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Loss
Kahoot! ASA (2)	Various	38,305	$1.97	$0.1 million	$(0.1 million)
NewLake Capital Partners, Inc.(3)	Various	123,938	$18.50	$2.3 million	$(0.2 million)
Rent the Runway, Inc.(4)	1/4/2023	79,191	$3.05	$0.2 million	$(1.0 million)
Residential Homes For Rent, LLC (d/b/a Second Avenue)(5)	Various	N/A	N/A	$0.2 million	$-

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.

(2)	As of March 8, 2023, SuRo Capital had sold its remaining Kahoot! ASA public common shares.
(3)	As of March 15, 2023, SuRo Capital held 105,820 remaining NewLake Capital Partners, Inc. public common shares.
(4)	As of January 4, 2023, SuRo Capital had sold its remaining Rent the Runway, Inc. public common shares.
(5)	Subsequent to year-end through March 15, 2023, approximately $0.2 million was received from Residential Homes For Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, approximately $0.2 million repaid a portion of the outstanding principal and the remaining was attributed to interest.

Fourth Quarter 2022 Financial Results

	Quarter Ended December 31, 2022		Quarter Ended December 31, 2021
	$ in millions	per share(1)	$ in millions	per share(1)
Net investment loss	$(2.9)	$(0.10)	$(2.8)	$(0.09)

Net realized gain/(loss) on investments	(1.9)	(0.07)	46.4	1.43

Net change in unrealized appreciation/(depreciation) of investments	(7.6)	(0.27)	(53.1)	(2.04)

Net decrease in net assets resulting from operations – basic(2)	(12.4)	(0.44)	(9.5)	(0.70)

Dividends declared	-	-	(80.9)	(2.75)

Issuance of common stock from stock dividends	-	-	29.1	0.36

Issuance of common stock from public offering	-	-	0.1	0.01

Stock-based compensation	0.6	0.00	0.4	0.01

Decrease in net asset value(2)	$(11.8)	$(0.44)	$(60.9)	$(3.07)

(1)	Based on weighted-average number of shares outstanding for the relevant period.

(2)	Total may not sum due to rounding.

Fiscal Year 2022 Financial Results

	Fiscal Year Ended December 31, 2022		Fiscal Year Ended December 31, 2021
	$ in millions	per share(1)	$ in millions	per share(1)
Net investment loss	$(14.7)	$(0.49)	$(9.9)	$(0.38)

Net realized gain/(loss) on investments	(5.9)	(0.20)	218.7	8.46

Net change in unrealized appreciation/(depreciation) of investments	(111.6)	(3.72)	(61.7)	(2.39)

Net increase/(decrease) in net assets resulting from operations – basic(3)	(132.2)	(4.41)	147.1	5.69

Dividends declared	(3.4)	(0.11)	(212.2)	(8.00)

Issuance of common stock from stock dividends	-	-	89.7	0.74

Issuance of common stock from public offering	0.2	0.01	0.1	0.01

Issuance of common stock from conversion of 4.75% Convertible Notes due 2023	-	-	37.3	(1.91)

Stock-based compensation	2.0	0.07	1.3	0.05

Repurchase of common stock(2)	(21.5)	0.11	-	-

Increase/(decrease) in net asset value(3)	$(154.8)	$(4.33)	$63.3	$(3.42)

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	During the year ended December 31, 2022, under the Company’s Share Repurchase Program, the Company repurchased 1,008,676 shares of its common stock for approximately $8.3 million in cash. Additionally, pursuant to the Modified Dutch Auction Tender Offer, the Company repurchased 2,000,000 shares on or about September 12, 2022 at a price of $6.60 per share. The use of cash in connection with the repurchases decreased net asset value as of year-end; however, the reduction in shares outstanding as of period end resulted in an increase to net asset value per share.
(3)	Total may not sum due to rounding.

Weighted-average common basic shares outstanding were approximately 30.0 million and 25.9 million for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, there were 28,429,499 shares of the Company’s common stock outstanding.

SuRo Capital’s liquid assets were approximately $138.5 million as of December 31, 2022, consisting of cash, short-term US Treasuries, and securities of publicly traded portfolio companies not subject to lock-up restrictions at year-end.

Share Repurchase Program

Under the Share Repurchase Program, the Company may repurchase its outstanding common stock in the open market provided it complies with the prohibitions under its insider trading policies and procedures and the applicable provisions of the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended.

During fiscal year 2022, SuRo Capital repurchased over 3.0 million shares of common stock through the Share Repurchase Program and Modified Dutch Auction Tender Offer. The dollar value of shares that may yet be purchase by SuRo Capital under the Share Repurchase Program is approximately $16.4 million. The Share Repurchase Program is authorized through October 31, 2023.

Conference Call and Webcast

Management will hold a conference call and webcast for investors at 2:00 p.m. PT (5:00 p.m. ET) on March 15, 2023. The conference call access number for U.S. participants is 866-580-3963, and the conference call access number for participants outside the U.S. is +1 786-697-3501. The conference ID number for both access numbers is 1126159. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 8:00 p.m. ET (5:00 p.m. PT) on March 22, 2023 by dialing 866-583-1035 (U.S.) or +44 (0) 20 8196 1480 (International) and using conference ID number 1126159.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in New York, NY and has offices in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

SURO CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2022	December 31, 2021
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $155,103,810 and $146,360,300, respectively)	$130,901,546	$231,768,290
Non-controlled/affiliate investments (cost of $41,140,804 and $41,211,183, respectively)	12,591,162	14,609,089
Controlled investments (cost of $19,883,894 and $19,883,894, respectively)	13,695,870	13,758,874
Total Portfolio Investments	157,188,578	260,136,253
Investments in U.S. Treasury bills (cost of $84,999,598 and $0, respectively)	85,056,817	—
Total Investments (cost of $301,128,106 and $207,455,377, respectively)	242,245,395	260,136,253
Cash	40,117,598	198,437,078
Proceeds receivable	—	52,493
Escrow proceeds receivable	628,332	2,046,645
Interest and dividends receivable	138,766	83,655
Deferred financing costs	555,761	621,719
Prepaid expenses and other assets(1)	727,006	937,984
Total Assets	284,412,858	462,315,827
LIABILITIES
Accounts payable and accrued expenses(1)	708,827	875,047
Accrued interest payable	—	175,000
Dividends payable	296,170	23,390,048
6.00% Notes due December 30, 2026(2)	73,387,159	73,029,108
Total Liabilities	74,392,156	97,469,203

Net Assets	$210,020,702	$364,846,624
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 28,429,499 and 31,118,556 issued and outstanding, respectively)	$284,295	$311,185
Paid-in capital in excess of par	330,899,254	350,079,409
Accumulated net investment loss	(64,832,605)	(50,124,597)
Accumulated net realized gain on investments, net of distributions	2,552,465	11,899,742
Accumulated net unrealized appreciation/(depreciation) of investments	(58,882,707)	52,680,885
Net Assets	$210,020,702	$364,846,624
Net Asset Value Per Share	$7.39	$11.72

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of December 31, 2022, the 6.00% Notes due December 30, 2026 (effective interest rate of 6.53%) had a face value $75,000,000. As of December 31, 2021, the 6.00% Notes due December 30, 2026 (effective interest rate of 6.13%) had a face value $75,000,000.

SURO CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2022	2021	2020
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$403,029	$507,772	$1,035,694
Dividend income	541,239	470,438	50,000
Non-controlled/affiliate investments:
Interest income/(reversal of accrued interest)	—	—	(29,184)
Dividend income	—	102,632	317,617
Controlled investments:
Interest income	1,685,000	390,000	—
Dividend income	—	—	450,000
Interest income from U.S. Treasury bills	826,925	—	—
Total Investment Income	3,456,193	1,470,842	1,824,127
OPERATING EXPENSES
Compensation expense	7,566,452	6,162,716	8,801,841
Directors’ fees(1)	675,716	752,442	445,000
Professional fees	3,395,260	2,665,689	2,962,781
Interest expense	4,845,549	693,526	2,247,817
Income tax expense	82,238	9,347	43,574
Other expenses	1,598,986	1,117,941	1,837,530
Total Operating Expenses	18,164,201	11,401,661	16,338,543
Net Investment Loss	(14,708,008)	(9,930,819)	(14,514,416)
Realized Gain/(Loss) on Investments:
Non-controlled/non-affiliated investments	(5,835,074)	216,870,940	16,441,223
Non-controlled/affiliate investments	(70,379)	1,864,564	—
Net Realized Gain/(Loss) on Investments	(5,905,453)	218,735,504	16,441,223
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	(109,553,034)	(59,057,641)	82,163,227
Non-controlled/affiliate investments	(1,947,553)	(2,902,517)	(8,786,596)
Controlled investments	(63,005)	227,194	34,000
Net Change in Unrealized Appreciation/(Depreciation) of Investments	(111,563,592)	(61,732,964)	73,410,631
Net Change in Net Assets Resulting from Operations	$(132,177,053)	$147,071,721	$75,337,438
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$(4.40)	$5.69	$4.21
Diluted(2)	$(4.40)	$5.52	$3.56
Weighted-Average Common Shares Outstanding
Basic	30,023,202	25,861,642	17,910,353
Diluted(2)	30,023,202	26,758,367	21,790,898

(1)	For the year ended December 31, 2021, this balance includes $209,360 of stock-based compensation expense related to the 2020 annual non-employee director grants.
(2)	As of December 31, 2022 and 2021, there were no potentially dilutive securities outstanding. For the year ended December 31, 2020, 0 potentially dilutive common shares were excluded from the weighted average common shares outstanding for diluted net change in net assets resulting from operations per common share because the effect of these shares would have been anti-dilutive.

SURO CAPITAL CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

	Year Ended December 31,
	2022	2021	2020	2019	2018
Per Basic Share Data
Net asset value at beginning of the year	$11.72	$15.14	$11.38	$9.89	$9.64
Net investment loss(1)	(0.49)	(0.38)	(0.81)	(0.49)	(0.37)
Net realized gain/(loss) on investments(1)	(0.20)	8.46	0.92	0.99	(0.36)
Realized loss on partial repurchase of 5.25% Convertible Senior Notes due 2018(1)	—	—	—	—	(0.02)
Net change in unrealized appreciation/(depreciation) of investments(1)	(3.72)	(2.39)	3.78	0.69	0.47
Benefit from taxes on unrealized depreciation of investments(1)	—	—	—	0.05	0.33
Dividends declared	(0.11)	(8.00)	(0.87)	(0.32)	—
Issuance of common stock from stock dividend	—	0.74	—	—	—
Issuance of common stock from public offering(1)	0.01	0.01	0.30	—	—
Issuance of common stock from conversion of 4.75% Convertible Notes due 2023(1)	—	(1.91)	(0.11)	—	—
Repurchase of common stock(1)	0.11	—	0.43	0.52	0.20
Stock-based compensation(1)	0.07	0.05	0.12	0.05	—
Net asset value at end of year	$7.39	$11.72	$15.14	$11.38	$9.89
Per share market value at end of year	$3.80	$12.95	$13.09	$6.55	$5.22
Total return based on market value(2)	(69.45)%	60.05%	99.85%	31.61%	(4.22)%
Total return based on net asset value(2)	(36.01)%	30.25%	33.04%	15.08%	2.59%
Shares outstanding at end of year	28,429,499	31,118,556	19,914,023	17,564,244	19,762,647
Ratios/Supplemental Data:
Net assets at end of year	$210,020,702	$364,846,624	$301,583,073	$199,917,289	$195,378,159
Average net assets	$310,086,061	$396,209,139	$205,430,809	$209,261,190	$208,678,731
Ratio of gross operating expenses to average net assets(3)	5.87%	2.88%	7.95%	6.08%	7.09%
Ratio of incentive fee waiver to average net assets	—%	—%	—%	—%	(2.40)%
Ratio of management fee waiver to average net assets	—%	—%	—%	—%	(0.43)%
Ratio of income tax provision to average net assets	—%	—%	—%	(0.42)%	(3.22)%
Ratio of net operating expenses to average net assets(3)	5.87%	2.88%	7.95%	5.66%	1.04%
Ratio of net investment loss to average net assets(3)	(4.76)%	(2.51)%	(7.07)%	(4.52)%	(3.66)%
Portfolio Turnover Ratio	4.31%	28.34%	14.87%	12.95%	5.01%

(1)	Based on weighted-average number of shares outstanding for the relevant period.

(2)	Total return based on market value is based upon the change in market price per share between the opening and ending market values per share in the period, adjusted for dividends and equity issuances. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share in the period, adjusted for dividends and equity issuances.

(3)	For the year ended December 31, 2021, the Company excluded $100,274 of non-recurring expenses. For the year ended December 31, 2020, the Company excluded $1,962,431 of non-recurring expenses. For the year ended December 31, 2019, the Company excluded $1,769,820 of non-recurring expenses. For the year ended December 31, 2018, the Company excluded $352,667 of non-recurring expenses. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.